                                                                    Exhibit 10.2

                                    INTERBAY
                                    --------
                            B  U  I  L  D  I  N  G



                                     LEASE

                                    between

                             INTERBAY ONE, L.L.C.

                                 AS LANDLORD,

                                      and

                               PHOTOWORKS, INC.

                                   AS TENANT

                                     INDEX
                                     -----

                                                                           Page
                                                                           ----
SECTION 1.  Lease Data; Exhibits.........................................    1

SECTION 2.  Premises.....................................................    3
     (a)    Premises.....................................................    3
     (b)    Condition....................................................    3
     (c)    Common Areas.................................................    3
     (d)    Alterations..................................................    3

SECTION 3.  Term.........................................................    3
     (a)    Initial Term.................................................    3
     (b)    Option to Extend.............................................    3

SECTION 4.  Base Rent and Additional Rent................................    5

SECTION 5.  Tenant's Share of Operating Costs and Real Property Taxes....    6
     (a)    Amount.......................................................    6
     (b)    Definitions..................................................    6

SECTION 6.  Late Charge; Interest........................................    7

SECTION 7.  Deposit......................................................    7

SECTION 8.  Tenant's Operations..........................................    8
     (a)    Use of Premises..............................................    8
     (b)    Unlawful Use.................................................    8
     (c)    Liens and Encumbrances.......................................    8
     (d)    Hazardous Substances.........................................    8
     (e)    Signs........................................................    9

SECTION 9.  Utilities and Services.......................................    9
     (a)    Tenant's Responsibility......................................    9
     (b)    Interruption.................................................   10

SECTION 10. Licenses and Taxes...........................................   10

SECTION 11. Alterations by Tenant........................................   10

SECTION 12. Care of Premises.............................................   11
     (a)    Landlord's Obligations.......................................   11
     (b)    Tenant's Obligations.........................................   11

SECTION 13. Surrender of Premises........................................   12

SECTION 14. Waiver; Indemnity............................................   12
     (a)    Tenant Indemnity.............................................   12
     (b)    Landlord's Indemnity.........................................   13
     (c)    General Indemnity Provisions.................................   13
     (d)    Release of Claims............................................   13

SECTION 15. Insurance....................................................   13
     (a)    Tenant's Insurance...........................................   13
     (b)    General Insurance Requirements...............................   14
     (c)    Landlord's Insurance.........................................   14
     (d)    Waiver of Subrogation........................................   14

SECTION 16. Assignment or Subletting.....................................   15
     (a)    Consent Required.............................................   15
     (b)    Recapture Right..............................................   15
     (c)    Additional Consideration.....................................   15
     (d)    Entities.....................................................   16
     (e)    Assignment by Landlord.......................................   16

SECTION 17. Destruction..................................................   16
     (a)    Partial Destruction..........................................   16
     (b)    Total Destruction............................................   16
     (c)    Limitation...................................................   17

SECTION 18. Eminent Domain...............................................   17
     (a)    Taking.......................................................   17
     (b)    Award........................................................   17

SECTION 19. Default by Tenant............................................   18
     (a)    Definition...................................................   18
     (b)    Remedies.....................................................   18
     (c)    Reentry......................................................   18
     (d)    Termination..................................................   19
     (e)    Adequate Security............................................   19
     (f)    Landlord's Remedies Cumulative; Waiver.......................   19

SECTION 20. Default by Landlord; Lender Protection.......................   19
     (a)    Default by Landlord..........................................   19
     (b)    Notice to Lender.............................................   20

SECTION 21. Attorneys' Fees..............................................   20

SECTION 22. Access by Landlord...........................................   20

SECTION 23. Holding Over.................................................   20

SECTION 24. Subordination; Estoppel Certificates.........................   21
     (a)    Subordination................................................   21
     (b)    Estoppel Certificates........................................   21

SECTION 25. Financial Information........................................   22

SECTION 26. Liability of Landlord........................................   22

SECTION 27. Parking......................................................   22

SECTION 28. Miscellaneous................................................   22
     (a)    Quiet Enjoyment..............................................   22
     (b)    Notices......................................................   23
     (c)    Successors or Assigns........................................   23
     (d)    Tenant Authority and Liability...............................   23
     (e)    Brokers' Commission..........................................   23
     (f)    Partial Invalidity...........................................   23
     (g)    Recording....................................................   23
     (h)    Force Majeure................................................   23
     (i)    Name of Buildings............................................   24
     (j)    Headings.....................................................   24
     (k)    Execution by Landlord and Tenant; Approval of Lender.........   24
     (l)    Transportation Management Programs; Recycling................   24
     (m)    Fully Net Lease..............................................   24
     (n)    Entire Agreement; Applicable Law.............................   24

                                                                    Exhibit 10.2

                                     LEASE
                                     -----

     THIS LEASE is made as of February 3, 2000, between INTERBAY ONE, L.L.C., a Washington limited liability company ("Landlord"), and PhotoWorks, Inc., a Washington corporation ("Tenant"). Landlord and Tenant covenant and agree as follows:

     SECTION 1. Lease Data; Exhibits. The following terms shall have the following meanings, except as otherwise specifically modified in this Lease:

          (a) Buildings: The buildings with a total rentable area of approximately 54,746 square feet, currently known as the Interbay Buildings, located at 3401 -3441 Thorndyke Avenue West, in Seattle, King County, Washington, situated on real property (the "Land") legally described in Exhibit A attached.

          (b) Premises: An agreed area of 8,712 rentable square feet located in the Building as shown on the floor plan attached to this Lease as Exhibit B (the "Floor Plan"). The Premises consist of approximately 8,712 square feet of office space in Building 1.

          (c) Lease Term: A period of approximately sixty six (66) full calendar months, commencing on the Commencement Date and expiring on the Expiration Date.

          (d) Commencement Date: April 1, 2000 or such earlier or later date as is provided in Section 3.

          (e)  Expiration Date:  11:59 on September 30, 2005.

          (f) Base Rent: Tenant shall pay the following dollar amounts per month as Base Rent on or before the first day of each month:

                                            Monthly
Month of Lease Term                        Base Rent
-----------------------------------------  ----------
Commencement Date through and including
the last day of the 12th month             $12,886.79
Month 13 - Month 24                        $13,273.39
Month 25 - Month 36                        $13,671.60
Month 37 - Month 42                        $14,081.74
Month 43 - Month 60                        $14,504.20
Month 61 - Expiration Date                 $14,939.32

          (g) Additional Rent: Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable when specified in this Lease.

          (h) Operating Costs and Real Property Taxes: Tenant will pay its share ("Tenant's Share") of Operating Costs and Property Taxes pursuant to Section 5 of this Lease. Tenant's Share of Operating Costs and Property Taxes is estimated to be 15.92%. Tenant's Share shall be calculated and may be adjusted during the Lease Term as provided in Section 5 below. The terms Operating Costs and Property Taxes are defined in Section 5 below.

          (i)  Deposit:  $27,826.11.

          (j) Permitted Use: General office purposes; provided, up to 500 square feet of the Premises may be used for retail purposes.

          (k)  Notice Addresses:
               To Landlord:   Interbay One, L.L.C.
                              217 Pine Street, 12th Floor
                              Seattle, WA  98101

               To Tenant:     Prior to the Commencement Date:
                              PhotoWorks, Inc.
                              1260 16th Avenue West
                              Seattle, WA  98119

                              After the Commencement Date:
                              PhotoWorks, Inc.
                              1260 16th Avenue West
                              Seattle, WA  98119

          (l)  Brokers:

               Landlord's Broker - Jeff Loftus of Kidder Mathews & Segner, Inc.

               Tenant's Broker - Business Space Resources, Ltd.

          (m)  Name and Address for Payments to Landlord:

               Interbay One, L.L.C.
               217 Pine Street, 12th Floor
               Seattle, WA  98101

          (n)  Exhibits:  The following exhibits are made a part of this Lease:

               Exhibit A - Legal Description of Land
               Exhibit B - Floor Plan
               Exhibit C - Landlord's Work
               Exhibit D - Rules and Regulations

     SECTION 2.  Premises.

     (a) Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (the "Premises") described above in
Section 1.

     (b) Condition. The Premises are leased by Landlord and accepted by Tenant in an "AS IS" condition, except that prior to delivering possession of the Premises to Tenant, Landlord, at its cost and expense, will complete the work described on Exhibit C attached ("Landlord's Work").

     (c) Common Areas. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use all entrances, lobbies, elevators, stairs, common corridors, public restrooms, exterior landscaping, loading areas, parking areas, and other public areas of the Buildings (the "Common Areas") in common with Landlord, other tenants and their respective licensees, invitees, customers and employees. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent.

     (d) Alterations. Landlord may in its discretion increase, decrease or change the number, locations and dimensions of any hallways, lobby areas, Common Areas and other improvements in the Buildings which are not within the Premises. Landlord reserves the right from time to time (i) to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Premises or to other parts of the Buildings in areas above the suspended ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Buildings within the Premises and elsewhere in the Buildings; (ii) to alter or expand the Buildings; and (iii) to alter, relocate or substitute any of the Common Areas.

     SECTION 3.  Term.

     (a) Initial Term. The Commencement Date listed in Section 1 of this Lease represents an estimate of the actual Commencement Date. The actual Commencement Date shall be the first to occur of the following events: (i) three (3) days after Landlord notifies Tenant the Premises are available for Tenant's occupancy in the condition required pursuant to Section 2(b) above, (ii) the date on which Tenant takes possession of the Premises or (iii) the date a certificate of occupancy (either temporary or permanent) is issued for the Premises by the City of Seattle. If the Commencement Date is later than the estimated Commencement Date specified in Section 1 above, this Lease shall not be void or voidable. Landlord shall confirm the Commencement Date by written notice to Tenant. The Lease Term shall begin on the Commencement Date and end on the Expiration Date, unless extended or sooner terminated in accordance with the terms of this Lease.

     (b) Option to Extend. So long as Tenant is not then in default under this Lease, on the terms and conditions stated in this Section 3(b), Tenant shall have the option to extend the term of this Lease for one (1) additional sixty
(60) month period (the "Additional Term"). To exercise its option to extend this Lease for the Additional Term, Tenant must deliver to Landlord a written notice (an "Option Notice") exercising its renewal option at least twelve (12) months (but not more than fifteen (15) months) prior to the date the then Lease Term will expire. The extension option granted to Tenant pursuant to this paragraph is personal to Tenant and may not be exercised by or for the benefit of any assignee or sublessee of Tenant. All of the terms and conditions of this Lease shall apply during the Additional Term except (i) the Base Rent shall be the "fair market rent" (defined below) for the Premises as agreed to by Landlord and Tenant or determined by arbitration as set forth below, but in no event shall the Base Rent payable by Tenant during the Additional Term be less than one hundred and three percent (103%) of the amount of the Base Rent payable by Tenant during the last full calendar month in the initial Lease Term; (ii) unless otherwise agreed by Landlord in writing, there shall be no further renewal options after the commencement of the Additional Term; and (iii) Landlord shall have no tenant improvement obligations with respect to the Premises except as otherwise agreed in writing by Landlord. When the rental rate for the Additional Term is determined, whether by agreement of the parties or pursuant to arbitration as provided below, Landlord and Tenant shall enter into a lease extension agreement setting forth the new base rent for the Premises and such other terms as may be applicable. If at the time Tenant delivers the Option Notice to Landlord, or at any time between such date and the commencement date of the Additional Term, Tenant defaults under this Lease and fails to cure its default within the applicable cure period, if any, Landlord may declare the Option Notice null and void by written notice to Tenant. The term "fair market rent" means the rate per rentable square foot that a willing, non-equity tenant would pay in an arms-length transaction for comparable space in comparable buildings in Seattle, Washington, for leases having terms of sixty
(60) months, taking into account the then condition of the improvements in the Premises. Landlord and Tenant agree the base annual rent for the Additional Term shall be determined as follows:

               (i) Landlord shall advise Tenant in writing ("Landlord's Notice") of Landlord's determination of fair market rent not later than thirty
(30) days after receiving the Option Notice. Within thirty (30) days after receiving Landlord's Notice, Tenant shall notify Landlord in writing ("Tenant's Notice") whether or not Tenant accepts Landlord's determination of the fair market rent. If Tenant disagrees with Landlord's determination of fair market rent, Tenant's Notice shall set forth Tenant's determination of fair market rent. If Tenant fails to give Tenant's Notice to Landlord within such thirty
(30) day period, then the Option Notice shall be deemed null and void, unless otherwise agreed in writing by Landlord and Tenant. If Tenant does not accept Landlord's determination of fair market rent, and Tenant has given Tenant's Notice, the parties (or their designated representatives) shall promptly meet and attempt to agree on the fair market rent. If the parties have not agreed on the fair market rent within ninety (90) days after Landlord receives the Option Notice, and Tenant's renewal option is still in effect in accordance with the terms of this paragraph, then unless otherwise agreed in writing by the parties, the parties shall submit the matter to arbitration in accordance with the terms of the following paragraphs. The last day of such ninety (90) day period (as the same may be extended by the written agreement of the parties) is referred to in this Lease as the "Arbitration Commencement Date".

               (ii) The arbitration will be conducted by three MAI real estate appraisers who have been active over the five (5) year period ending on the Arbitration Commencement Date in the appraisal of commercial real estate in Seattle, Washington. One appraiser will be selected by Tenant, one appraiser will be selected by Landlord, and the third appraiser will be selected by the two appraisers so chosen. If the two appraisers chosen by the parties cannot agree on a third appraiser within ten (10) days after the date the second appraiser has been appointed, the third appraiser will be appointed by the Seattle office of the American Arbitration Association upon the application of either party. Each party shall select its appraiser within ten (10) days after the Arbitration Commencement Date. If either party fails to select its appraiser within such ten (10) day period, and the other party timely selects its appraiser, then the appraiser selected by the other party shall be the sole arbitrator for determining fair market rent.

               (iii) Within thirty (30) days after the selection of the third appraiser (or if only one appraiser is to render the decision as provided in subparagraph (ii) above, within thirty (30) days after the last day of the above-referenced ten (10) day period), the appraiser(s) shall determine fair market rent. If more than one appraiser has been appointed, the decision of a majority of the appraisers shall control. If a majority of the appraisers do not agree within the stipulated time period, then each appraiser shall in writing render his or her separate determination as to fair market rent within five (5) days after the expiration of the thirty (30) day period. In such case, the three determinations shall be averaged to determine the fair market rent; however, if the lowest fair market rent or the highest fair market rent is ten percent (10%) lower or higher, as applicable, than the middle fair market rent, then the low fair market rent and/or the high fair market rent, as applicable, shall be disregarded and the remaining fair market rent(s) will be averaged in order to establish the fair market rent.

               (iv) Both parties may submit any information to the arbitrators for their consideration, with copies to the other party. The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to the determination of fair market rent. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. The determination of the arbitrators will be final and binding upon Landlord and Tenant. The cost of the arbitration will be paid by Landlord if the fair market rent determined by arbitration is ninety percent (90%) or less than the fair market rent specified in Landlord's Notice; by Tenant if the fair market rent determined by arbitration is one hundred ten percent (110%) or more than the fair market rent specified in Tenant's Notice; and otherwise shall be shared equally by Landlord and Tenant.

     SECTION 4. Base Rent and Additional Rent. Tenant shall pay to Landlord at the address and to the account specified by Landlord in Section 1 above or such other address or account as Landlord may hereafter designate in writing, without notice or demand, or any setoff or deduction whatsoever except as provided in this Lease, in lawful money of the United States: (a) Base Rent in the amount(s) specified in Section 1 above in advance on the first day of each month, and (b) Additional Rent as and when specified elsewhere in this Lease, but if not specified, then within ten (10) days of demand. Base Rent and Additional Rent shall be prorated on a daily basis (based on a 30-day month and the actual number of days elapsed) for any partial month within the Lease Term and for any partial initial month in the Lease Term shall be paid on the first day of the Lease Term.

     SECTION 5.  Tenant's Share of Operating Costs and Real Property Taxes.

          (a) Amount. In addition to Base Rent, Tenant shall pay to Landlord as Additional Rent, Tenant's Share of the "Operating Costs" (defined below) and "Property Taxes" (defined below) incurred by Landlord in any "Lease Year" (defined below). After the end of each Lease Year, Landlord will notify Tenant in writing of Landlord's estimate of Tenant's Share of the estimated Operating Costs and Property Taxes. Tenant shall pay the estimated amount set forth in Landlord's notice, in advance, in equal monthly installments, without deduction or offset whatsoever, on or before the first (1st) day of each calendar month, with the payment of Base Rent required pursuant to Section 4 above. Until Landlord provides Tenant with the notice provided for above in this paragraph, Tenant shall continue to pay Tenant's Share under this Section 5 in the monthly amounts specified in the last such notice given to Tenant by Landlord, if any. Following the end of each Lease Year, Landlord will compute Tenant's Share due under this Section 5 for such Lease Year, based on actual costs, and, if Tenant's Share for such Lease Year is greater than that already paid by Tenant for such Lease Year, Tenant shall pay Landlord the deficiency within twenty (20) days of its receipt of written notice or an invoice for the amount of the deficiency. If the total amount paid by Tenant under this Section 5 for a Lease Year exceeds Tenant's Share, then Landlord shall credit such excess to the payment of Base Rent and Additional Rent thereafter coming due; however, upon the expiration or sooner termination of the Lease Term, if Tenant has otherwise complied with all other terms and conditions of this Lease, Landlord shall refund the excess to Tenant. If during a Lease Year Landlord obtains information regarding Operating Costs or Property Taxes which alters its prior estimates, Landlord may adjust the amount due from Tenant under this Section 5 during the balance of that Lease Year to reflect such new information by written notice to Tenant.

          (b)  Definitions.  For purposes of this Lease:

               (i) "Operating Costs" means all expenses paid or incurred by Landlord or charged to Landlord for maintaining, managing, operating, repairing and administering the Buildings (including the Common Areas), and the personal property used in conjunction therewith, including without limitation, the costs of refuse collection, water, sewer, electricity, fuel, light, fire protection, and other utilities and services; supplies; janitorial and cleaning services; parking lot sweeping, stripping and maintenance; snow and refuse removal; security services and systems; landscape maintenance; compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, management, maintenance, repair and administration of the Buildings; insurance premiums for all insurance carried by Landlord with respect to the Buildings; licenses, permits and inspection fees; subsidies and other payments required by public bodies; property management fees; easement and license fees; legal and accounting expenses and all other expenses or charges whether or not hereinabove described which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, managing, operating, repairing and administering the Buildings, excluding: (a) costs of any special services rendered to individual tenants (including Tenant) for which a special charge is made, or costs (such as utility costs) which are separately metered and charged to tenants; (b) ground lease rental payments and debt service on mortgages or deeds of trust; (c) leasing commissions and attorneys' and other fees and costs incurred in leasing space or in connection with disputes with tenants; (d) depreciation or amortization expenses; and (e) costs required to be capitalized in accordance with generally accepted accounting practices, except Operating Costs shall include amortization of capital improvements (1) designed with a reasonable probability of improving the operating efficiency of the Buildings, (2) required to comply with governmental laws or regulations, or (3) made for the general benefit or convenience of tenants of the Buildings.

               (ii) "Property Taxes" means all taxes of every kind and nature on the Buildings and/or the Land and on personal property used by Landlord in conjunction therewith; surcharges and all local improvement and other assessments levied with respect to the Buildings, the Land and all other property of Landlord used in connection with the operation of the Buildings; and any taxes levied or assessed in lieu of, in whole or in part, such real or personal property taxes; and any taxes in addition to such real and personal property taxes, including, but not limited to, taxes or license fees upon or measured by the leasing of the Buildings or the rents or other income collected therefrom, other than any federal or state net income or inheritance tax; and all reasonable costs and expenses incurred by Landlord in efforts to reduce or minimize taxes payable during the Lease Term.

               (iii) "Lease Year" means a twelve (12) month period beginning January 1st and ending December 31st; however, if the Commencement Date is a date other than the first day of a calendar year, the first Lease Year shall commence on the Commencement Date and end on December 31 of such calendar year, and the last Lease Year shall commence on January 1 of the last calendar year during the Lease Term and end on the Expiration Date.

               (iv) "Tenant's Share" means the percentage determined by dividing the rentable area of the Premises by the rentable area of the Buildings as a whole. If the total square foot area of the Premises or the Buildings (or any portion thereof) is increased or decreased by Landlord during the Lease Term (as a result of remeasurement, remodeling or otherwise), Tenant's Share thereafter shall be adjusted accordingly.

     SECTION 6. Late Charge; Interest. Time is of the essence of this Lease. If Tenant fails to pay any Base Rent or Additional Rent within five (5) days of the due date, a late charge equal to the greater of $50.00, or five percent (5%) of the unpaid amount, shall be assessed and be immediately due and payable by Tenant. In addition, any Base Rent or Additional Rent more than five (5) days past due shall bear interest from the date due until paid in full (together with late charges and interest) at an interest rate equal to the lesser of one and one-half percent (1.5%) per month, or the maximum rate of interest permitted by applicable law.

     SECTION 7. Deposit. Tenant has deposited with Landlord the sum specified as the Deposit in Section 1 of this Lease, if any. This sum shall belong to Landlord and shall constitute partial consideration for the execution of this Lease, subject only to repayment when required in this Section. Landlord will credit $12,886.79 of the Deposit to the Base Rent payable for the first full calendar month of the Lease Term. Landlord shall pay Tenant the remaining balance of the Deposit, without any liability for interest, within thirty (30) days after the expiration or prior termination of the Lease Term, or any extension thereof, if and only if Tenant has fully performed all of its obligations under this Lease. Landlord may withdraw from the Deposit the amount of any unpaid rent or other charges not paid to Landlord when due, and Tenant shall immediately redeposit an amount equal to that so withdrawn within ten (10) days of demand.

    SECTION 8.  Tenant's Operations.

          (a) Use of Premises. Tenant shall use the Premises only for Permitted Use specified in Section 1. Tenant shall not permit any act that will increase the then existing rate of insurance on the Buildings, without Landlord's prior written consent. Tenant shall pay on demand the amount of the increase in insurance rates caused by any such acts or omissions by Tenant, or its agents or employees. Tenant shall not commit or allow to be committed any waste on the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant of the Buildings. Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery or devise in or about the Premises which will cause any substantial noise, vibration or fumes. If any of Tenant's machines or equipment disturb the quiet enjoyment of any other tenant of the Buildings, Tenant shall provide adequate insulation or take such other action as Landlord directs to eliminate the disturbance.

          (b) Unlawful Use. Tenant shall not use or permit the Premises or the Common Areas or any part thereof to be used for any purpose in violation of any applicable municipal, county, state or federal law, ordinance or regulation and Tenant shall comply with and shall cause its employees, invitees and contractors to comply with such rules and regulations as Landlord may from time to time promulgate. The current rules and regulations of the Buildings are attached to this Lease as Exhibit D. Landlord at any time may alter, amend or replace the rules and regulations for the Buildings by written notice to Tenant. Tenant shall promptly comply, at its sole cost and expense, with all laws, ordinances and regulations now in force or hereafter adopted relating to or affecting the condition, use or occupancy of the Premises, including without limitation the Americans With Disabilities Act of 1990, as now or hereafter amended (the "ADA"). Notwithstanding the foregoing, as between Landlord and Tenant, Landlord shall be solely responsible for making any changes to the Common Areas as and when required pursuant to the ADA.

          (c) Liens and Encumbrances. Tenant shall keep the Premises, the Buildings and the Land free and clear of, and shall indemnify, defend and hold Landlord harmless from, any and all liens and encumbrances arising or growing out of Tenant's acts or omissions, or breach of this Lease or its use, improvement or occupancy of the Premises. If any lien is so filed against the Premises, the Land or the Buildings, Tenant shall cause the same to be fully discharged and released of record within ten (10) days of demand or within such period provide Landlord with cash or other security acceptable to Landlord in an amount equal to one and one-half (1-1/2) times the amount of the claimed lien as security for its prompt removal. Landlord shall have the right to disburse such security to cause the removal of the lien if a judgment is entered against Tenant in the lien proceeding, if such lien causes difficulties for Landlord in connection with its financing of the Buildings, or if Tenant is otherwise in default under this Lease.

         (d) Hazardous Substances. Tenant shall not, without Landlord's prior written consent, keep any substances designated as, or containing components now or hereafter designated as, hazardous, dangerous, toxic or harmful and/or subject to regulation under any federal, state or local law, regulation or ordinance ("Hazardous Substances") on or about the Premises or Buildings. Notwithstanding the preceding sentence, Tenant may keep, use, store and dispose of, in, on and from the Premises, materials and supplies otherwise constituting Hazardous Substances which are normally used in the ordinary course of Tenant's business, provided such materials and supplies are used, handled, stored and disposed of in accordance with all applicable governmental rules, regulations, laws and requirements, and in accordance with all applicable manufacturers' or suppliers' recommendations. With respect to any Hazardous Substances stored with Landlord's consent or permitted hereunder, Tenant shall: promptly, timely and completely comply with all governmental requirements for reporting and record keeping; submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities; within five (5) days of Landlord's request, provide evidence satisfactory to Landlord of Tenant's compliance with all applicable governmental rules, regulations and requirements; and comply with all governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Substances. Any and all costs incurred by Landlord and associated with Landlord's inspections of the Premises and Landlord's monitoring of Tenant's compliance with this Section 8(d), including Landlord's attorneys' fees and costs, shall be Additional Rent and shall be due and payable to Landlord within ten (10) days of Landlord's demand. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and expenses and any and all other charges, expenses, fees, fines, penalties (both civil and criminal) and costs imposed with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises or Buildings. Tenant shall indemnify, defend and hold Landlord, and lenders to Landlord (each a "Lender"), harmless from any and all of the costs, fees, penalties, charges and expenses assessed against or imposed upon Landlord and Lender (as well as Landlord's and Lender's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

          (e) Signs. Without the prior written consent of Landlord, Tenant shall not erect or place, or permit to be erected or placed, any signs of any nature or kind whatsoever on the exterior walls or windows of the Premises or elsewhere in the Buildings. Tenant shall comply with such signage rules and regulations as Landlord may now or hereafter promulgate, including those contained in Exhibit D attached. Upon expiration of the Lease, Tenant shall remove all signs installed by Tenant and Tenant shall repair all building surfaces where Tenant signs were installed to match adjacent surfaces. Subject to applicable governmental laws, ordinances, rules and regulations, Tenant shall have the right to place an exterior sign on the Buildings for the retail portion of the Premises (the "Exterior Signage"). The size, design and location of the Exterior Signage must be acceptable to Landlord, which consent shall not be unreasonably withheld or delayed.

     SECTION 9.  Utilities and Services.

          (a) Tenant's Responsibility. Tenant shall be solely responsible and shall pay separately for all charges for fuel, heat, water, sewer service, refuse collection, gas, electricity, telephone and for all other utilities used or consumed in the Premises. Tenant shall arrange and pay for its own janitorial service to the Premises and for garbage and refuse removal. It is understood that Landlord shall not be required to provide any services or utilities to Tenant, and

Tenant shall make any necessary arrangements to have all of such services or utilities billed directly to and paid directly by Tenant.

          (b) Interruption. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident, strike or conditions or other events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or to relieve Tenant from any of Tenant's obligations hereunder or to give Tenant a right of action against Landlord for damages. Notwithstanding any of the foregoing, if for reasons within the reasonable control of Landlord the services to the Premises are interrupted for more than three (3) consecutive days to such an extent that Tenant is unable to reasonably use and occupy the Premises for its intended purposes, unless the interruption is caused by acts or omissions of Tenant or its agents or employees, the Base Rent and the Additional Rent shall equitably abate in proportion to the extent of the interference with Tenant's use of the Premises, commencing on the last day of such three (3) day period until the services are restored to the extent Tenant can again reasonably use and occupy the Premises for its intended purposes.

     SECTION 10. Licenses and Taxes. Tenant shall be liable for, and shall pay throughout the term of this Lease, all license and excise fees and occupation taxes covering the business conducted on the Premises and all personal property taxes levied with respect to all personal property located at the Premises. If any governmental authority levies a tax or license fee on rents payable under this Lease or rents accruing from use of the Premises or a tax or license fee in any form against Landlord or Tenant because of or measured by or based upon income derived from the leasing or rental thereof (other than a net income tax on Landlord's income), or a transaction privilege tax, such tax or license fee shall be paid by Tenant, either directly if required by law, or by reimbursing Landlord for the amount thereof upon demand.

     SECTION 11. Alterations by Tenant. Tenant shall not make any alterations, additions or improvements in or to the Premises without first obtaining Landlord's prior written approval, and if required by Landlord, submitting to Landlord professionally-prepared plans and specifications. Tenant covenants it will cause all such alterations, additions and improvements to be performed at Tenant's sole cost and expense by a contractor reasonably acceptable to Landlord and in a manner which: (a) is consistent with any Landlord-approved plans and specifications and any reasonable conditions imposed by Landlord; (b) is in conformity with first class commercial standards; (c) includes insurance coverage for Landlord's benefit which is reasonably acceptable to Landlord; (d) does not affect the structural integrity of the Buildings or the Buildings' systems; (e) does not disrupt the business or operations of other tenants; and
(f) does not invalidate or otherwise affect the construction and systems warranties then in effect with respect to the Buildings. Tenant shall secure all governmental permits and approvals and comply with all other applicable governmental requirements and restrictions, and reimburse Landlord for all expenses incurred in connection therewith. Except as provided in Section 14 with regard to concurrent negligence, Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, liens, costs, penalties and expenses (including attorneys' fees, but without waiver of the duty to hold harmless) arising from or out of the performance of such alterations, additions and improvements, including, but not limited to, all which arise from or out of Tenant's breach of its obligations under terms of this Section 11. All alterations, additions and improvements (expressly including all light fixtures, heating, ventilation and air conditioning units and floor, window and wall coverings), except Tenant's moveable trade fixtures and appliances and equipment not affixed to the Premises, shall immediately become the property of Landlord without any obligation on its part to pay therefor. These improvements remain Landlord's and Tenant shall not remove all or any portion thereof on the termination of this Lease except as specifically directed by Landlord in writing. Any work to the Premises done by Tenant pursuant to this Section 11 shall be done at times and in such a manner as Landlord may designate from time to time. Landlord may require Tenant to remove any improvements or alterations at the expiration of the earlier term of this Lease at Tenant's sole cost and expense and to restore the Premises to their original condition, ordinary wear and tear excepted.

     SECTION 12.  Care of Premises.

          (a)  Landlord's Obligations.  Landlord shall cause the Common Areas to be maintained in reasonably good order and condition, except for damage occasioned by any act or omission of Tenant or Tenant's officers, contractors, agents, invitees, licensees or employees, the repair of which latter damage
shall be paid for by Tenant.   In addition, Landlord shall make necessary
repairs to the exterior foundations and roof of the Buildings, and the plumbing, electrical and other utility systems serving but which are located outside of the Premises, and shall make necessary structural repairs to the exterior walls of the Buildings (excluding, however, repairs to windows, doors and plate glass), and the load-bearing walls and load-bearing columns, if any, within the Premises, provided that Landlord shall not be obligated hereby to do any work required to be done because of any damage caused by any act, omission or negligence of Tenant and its invitees, licensees, their respective officers, agents and employees or their customers. When necessary by reason of accident or other cause occurring in the Buildings or in the Premises, or in order to make any repairs or alterations or improvements in or relating to the Buildings or the Premises, Landlord reserves the right to interrupt the supply of electricity, water and gas or any other utility and also to suspend the operation of the heating and air conditioning system, where there shall be one installed in the Buildings, until said repairs, alterations or improvements
shall have been completed.    There shall be no abatement in rent because of any
such interruption or suspension, however, Landlord shall pursue such work with reasonable continuity, diligence and dispatch and in such a manner as to cause a minimum of interference with Tenant's use of the Premises and, whenever reasonably possible, Landlord will provide Tenant with at least twenty four (24) hours advance written notice of any such interruption or suspension of services. Landlord shall maintain the landscaping on the Land and periodically paint and repair the exterior surfaces of the Buildings and the cost thereof shall be an Operating Cost.

          (b) Tenant's Obligations. Tenant shall (i) store all trash and refuse in appropriate sealed and covered containers either within the Buildings or in a concealed location designated by Landlord and shall attend to the regular disposal and removal thereof, (ii) receive all deliveries, load and unload goods, merchandise, supplies, fixtures, equipment, furniture and rubbish only through proper service doors, and loading docks serving the Buildings, but in no event through the main front entrance thereof, and (iii) not change the exterior colors or architectural treatment of the Premises or make any alterations or changes to the exterior of the Buildings, or the grading, planting or landscaping of the exterior of the Premises without

Landlord's prior written approval. In addition, there shall be no outside storage of any kind permitted without Landlord's written consent. Except for repairs required to be made by Landlord and described in subparagraph 12(a) above, Tenant shall take good care of the Premises and, at Tenant's sole cost and expense, Tenant shall make all improvements, repairs and replacements, interior and exterior, foreseen or unforeseen as and when needed to preserve the Premises in good working order and condition. Without affecting or limiting Tenant's obligations set forth in the preceding sentence, Tenant, at Tenant's sole cost and expense, shall provide (1) maintenance and repair of the electrical, heating, plumbing, elevators, sprinkler and air conditioning systems in the Premises; (2) generally keep and maintain the Premises, both interior and exterior, in good repair and condition; and (3) repair and maintain all exterior and interior doors, windows, partitions, lighting, glass, floor surfaces and entry ways of the Premises. Before installing any heavy equipment or fixtures in the Premises, Tenant shall submit the plans and specifications therefor to Landlord for approval. Tenant shall at all times during the term of this Lease, keep and maintain in full force and effect maintenance and repair contracts for the benefit of Landlord and Tenant, providing for the service, maintenance, and repair of the heating, ventilating and air conditioning, elevators and sprinkler systems of the Premises.

     If Tenant fails to take good care of the Premises, Landlord may, at its option, do so, and in such event, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as Additional Rent. Landlord shall have the right to enter the Premises for such purposes. Landlord shall not be liable for interference with light, air or view. Except as provided in Section 17, there shall be no abatement or reduction of rent arising by reason of Landlord's making of repairs, alterations or improvements.

     SECTION 13. Surrender of Premises. At the expiration or sooner termination of the Lease Term, Tenant shall return the Premises to Landlord in the same or better condition than on the Commencement Date (or, if altered, then the Premises shall be returned in such altered condition unless otherwise directed by Landlord pursuant to Section 11), except for reasonable wear and tear, damage by condemnation and damage by casualty not caused by Tenant or its employees, agents, contractors or invitees. Prior to such return, Tenant shall remove its furniture and equipment and shall restore the Premises to the condition of the Premises prior to the installation of said items, and Tenant shall repair any damage resulting from their removal. In no event shall Tenant remove floor coverings; heating, ventilating and air conditioning equipment; lighting equipment or fixtures; or floor, window or wall coverings unless otherwise specifically directed by Landlord in writing. Tenant's obligations under this Section 13 shall survive the expiration or termination of this Lease. Tenant shall indemnify Landlord for all damages and losses suffered as a result of Tenant's failure to so redeliver the Premises on a timely basis.

     SECTION 14.  Waiver; Indemnity.

          (a) Tenant Indemnity. Except as otherwise provided in this Section 14, Tenant shall indemnify, defend and hold Landlord, its partners, officers, agents, employees and contractors and Lenders, harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's attorneys' fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with (i) Tenant's occupation, use or improvement of the Premises or that of its employees, agents or contractors, (ii) Tenant's breach of its obligations hereunder, or (iii) any negligent or willful act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises, the Buildings or the Land.

          (b)  Landlord's Indemnity.  Except as otherwise provided in this
Section 14, Landlord shall indemnify, defend and save Tenant, its partners, officers, agents, employees and contractors, harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (regardless of whether such claims involve litigation), resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with (i) Landlord's breach of its obligations hereunder, or (ii) any negligent or willful act or omission of Landlord or any officer, agent, employee, guest or invitee of Landlord, or of any such entity, in or about the Premises, the Buildings or the Land.

          (c) General Indemnity Provisions. The indemnities in Sections 14(a) and 14(b) above are intended to specifically cover actions brought by the indemnifying party's own employees, and with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Such indemnities are specifically and expressly intended to constitute waivers by the indemnifying party of its immunity, if any, under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the other party with a full and complete indemnity from claims made by the indemnifying party and its employees, to the extent of their negligence. Tenant shall promptly notify Landlord of casualties or serious accidents occurring in or about the Premises. If losses, liabilities, damages, liens, costs and expenses covered by either party's indemnity are caused by the sole negligence of the other party or by the concurrent negligence of both Landlord and Tenant, their employees, agents, invitees and licensees, then the indemnifying party shall indemnify the other only to the extent of the indemnifying party's own negligence or that of its officers, agents, employees, guests or invitees. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 12 AND THIS SECTION 14 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

          (d) Release of Claims. Except as provided in Section 14(b) above, Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of equipment; any failure to make repairs; any defect, failure, surge in, or interruption of facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any component of any Building; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Buildings.

     SECTION 15.  Insurance.

          (a) Tenant's Insurance. Tenant shall, at its own expense, maintain comprehensive or commercial general liability insurance with broad form and stop gap endorsements with combined single limits of $2,000,000, for property damage and loss and for personal injuries (including death), to insure and indemnify both Landlord and Tenant against claims, demands, losses, damages, liabilities and expenses arising out of or in connection with the use, operation, occupancy or condition of the Premises and Tenant's operations in and about the Premises. Landlord shall have the right to periodically review the appropriateness of such limits in view of inflation and/or changing industry conditions and, no more frequently than once every three (3) years during the Lease Term, to require a reasonable increase in such limits no more frequently than annually, upon ninety (90) days prior written notice. Landlord, any Lender designated by Landlord, and any agents of Landlord designated by Landlord (such as the Buildings' property manager), shall be named as additional insureds and shall be furnished with a certificate of insurance on request. Each policy of insurance shall provide Landlord and all other additional insureds with no less than ten (10) days prior written notice of any cancellation, expiration, non-renewal or modification. During the Lease Term, Tenant shall also maintain at its own expense insurance covering its furniture, fixtures, equipment and inventory and all improvements which it makes to the Premises in an amount equal to the full replacement cost thereof, against fire and such other perils as are covered by an all risk policy including plate glass coverage and coverage for sprinkler leakage.

          (b) General Insurance Requirements. All insurance required of Tenant under this Lease shall (a) be issued by insurance companies authorized to do business in the State of Washington and otherwise acceptable to Landlord; (b) be issued as a primary policy, or under a blanket policy, not contributing with and not in excess of coverage which Landlord may carry; (c) in the case of the liability policy, contain a contractual liability coverage endorsement covering, or other evidence that such policy covers, Tenant's indemnification duties under this Lease to the fullest extent insurable; and (d) have deductibles reasonably acceptable to Landlord. Tenant shall deliver to Landlord prior to the Commencement Date, and thereafter not less than ten (10) days before the expiration dates of any expiring policies of insurance, and from time to time thereafter within ten (10) days after written request from Landlord, certificates of insurance evidencing the insurance coverages required of Tenant pursuant to this Paragraph 15. In no event shall the limits of any such policies be considered as limiting the liability of Tenant under this Lease. If Tenant does not deliver to Landlord certificates of insurance as required above, Landlord may charge Tenant a $200.00 noncompliance fee. If Tenant fails to maintain any insurance required of it under this Section 15, Landlord may do so, and Tenant shall reimburse Landlord for the full expense thereof upon demand.

          (c) Landlord's Insurance. Throughout the Lease Term, Landlord shall maintain such property and liability insurance coverages as are customarily maintained by owners of buildings similar in age, location and construction to the Buildings, and such additional insurance as any Lender may reasonably require, and the cost of all such insurance shall be considered an Operating Cost.

          (d) Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or tangible personal property of the other occurring in or about the Premises, Land or the Buildings, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance under terms of this Lease. Each party shall use its best efforts to cause each insurance policy obtained by it to contain the waiver of subrogation clause. Notwithstanding the foregoing, no such release shall be effective unless a party's insurance policy or policies expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

     SECTION 16.  Assignment or Subletting.

          (a) Consent Required. Tenant shall not sublet or encumber the whole or any part of the Premises, nor shall this Lease or any interest thereunder be assignable (for security purposes or otherwise) or transferable, voluntarily or involuntarily, by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In determining whether to consent to a proposed assignment or subletting, Landlord may consider any commercially reasonable basis for approving or disapproving the proposed subletting or assignment, including without limitation any of the following: (i) the experience or business reputation of the proposed assignee or sublessee, (ii) whether the clientele, personnel or foot traffic which will be generated by the business of the proposed assignee or sublessee is consistent in Landlord's opinion with the businesses of other tenants of the Buildings, (iii) notwithstanding that Tenant or others may remain liable under this Lease, whether the proposed assignee or sublessee has a net worth and financial strength and credit record satisfactory to Landlord, and (iv) whether the use of the Premises by the proposed assignee or sublessee will be substantially the same as the use of the Premises by Tenant, or whether such use is consistent with the businesses of other tenants then occupying the Buildings, and whether such use will violate or create any potential violation of any laws or a breach or violation of any other lease or agreement by which Landlord is bound. Any assignment or sublease without Landlord's prior written consent, at Landlord's option, shall be void. No assignment or sublease shall release Tenant from primary liability hereunder. Each assignment and sublease shall be by an instrument in writing in form satisfactory to Landlord. The granting of consent to a given transfer shall not constitute a waiver of the consent requirement as to future transfers. Tenant shall also pay all legal fees and other costs incurred by Landlord in connection with Landlord's consideration of Tenant's request for approval of assignments or subleases, including assignments for security purposes. Tenant shall deliver to Landlord with its request for Landlord's approval of a proposed assignment or subletting a fee of $500.00 which shall be credited against the fees and costs payable by Tenant pursuant to the preceding sentence.

          (b) Recapture Right. In lieu of giving its consent to a proposed assignment or subletting, Landlord may terminate the Lease as to the portion of the Premises affected by the action for which Landlord's consent is requested and recover possession thereof from Tenant within twenty (20) days following written notice thereof to Tenant. All costs incurred by Landlord in separating the remainder of the Premises from the area so retaken shall be paid by Tenant as Additional Rent.

          (c) Additional Consideration. If Tenant assigns its interest in this Lease or sublets the Premises, Tenant shall pay to Landlord any and all consideration received by Tenant for such assignment or sublease, whether such additional consideration is in the form of rent in excess of the Base Rent and/or Additional Rent payable by Tenant under this Lease, cash payments or otherwise; however, such additional consideration shall be reduced by any reasonable costs and expenses (including brokerage fees and tenant improvement costs) incurred by Tenant in connection with the sublease or assignment.

          (d) Entities. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, or any direct or indirect change in the ownership of, or power to vote the majority of, Tenant's outstanding voting stock, shall constitute an assignment for the purposes of this Lease. If Tenant is a partnership, then a change in general partners in or voting or decision-making control of the partnership shall also constitute an assignment.

          (e) Assignment by Landlord. If Landlord sells or otherwise transfers the Buildings, such purchaser or transferee shall be deemed to have assumed Landlord's obligations hereunder, and Landlord shall thereupon be relieved of all liabilities hereunder arising thereafter, but this Lease shall otherwise remain in full force and effect and Tenant shall attorn to Landlord's successor.

     SECTION 17.  Destruction.

          (a) Partial Destruction. If the Premises are rendered partially untenantable by fire or other insured casualty, and if the damage is repairable within ninety (90) days from the date of the occurrence (with the repair work and preparations therefore to be done during regular working hours on regular work days), Landlord shall repair the Premises with due diligence, to the extent of the insurance proceeds available, and the monthly minimum rental shall be abated in the proportion that the untenantable portion of the Premises bears to the whole thereof for the period from the date of the casualty to the completion of the repairs, unless the casualty results from Tenant's negligence or its breach of the terms hereof. If thirty percent (30%) or more of the rentable area of the Buildings is destroyed or damaged, regardless of whether the Premises are damaged, Landlord may terminate this Lease as of the date of such damage or destruction by giving notice to Tenant within thirty (30) days thereafter of the election so to do.

          (b) Total Destruction. If the Premises are completely destroyed by fire or other casualty, or if they are damaged by uninsured casualty, or by insured casualty to such an extent that the damage cannot be repaired within sixty (60) days of the occurrence, Landlord shall have the option to restore the Premises or to terminate this Lease on thirty (30) days written notice, effective as of any date not more than sixty (60) days after the occurrence. If this Section becomes applicable, Landlord shall advise Tenant within thirty (30) days after such casualty whether Landlord elects to restore the Premises or to terminate this Lease. If Landlord elects to restore the Premises, it shall commence and prosecute the restoration work with diligence. For the period from the date of the casualty until completion of the repairs (or the date of termination of this Lease, if Landlord elects not to restore the Premises), the monthly minimum rent shall be abated in the same proportion that the untenantable portion of the Premises bears to the whole thereof, unless the casualty results from Tenant's negligence or its breach of its obligations under this Lease. If the Premises are totally damaged or destroyed, and the repairs to the Premises have not been completed within nine (9) months after the damage or destruction (subject to delays such as force majeure delays which are beyond Landlord's control), Tenant shall have the right to terminate this Lease by written notice given to Landlord within thirty (30) days after the end of the foregoing nine (9) month period, provided Landlord does not complete the repairs prior to the date Tenant delivers its termination notice to Landlord.

          (c) Limitation. Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant for destruction or damage to any of Tenant's property including fixtures, equipment or other improvements, or for damages or compensation for inconvenience, loss of business or disruption arising from repairs or restoration of any portion of the Buildings or the Premises.

     SECTION 18.  Eminent Domain.

          (a) Taking. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all Base Rent and Additional Rent shall be paid to that date. The term "Eminent Domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If a taking of any part of the Premises by Eminent Domain renders the remainder thereof unusable for the business of Tenant, in the reasonable judgment of Landlord, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Base Rent and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements made by it to the Premises to the same condition they were in immediately prior to such taking. The Base Rent and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the rentable area taken bears to the total rentable area of the Premises prior to taking.

          (b) Award. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain, and except as provided below, Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant's merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord's damages.

     SECTION 19.  Default by Tenant.

          (a) Definition. If (i) Tenant vacates or abandons the Premises, (ii) fails to pay Base Rent or Additional Rent, or make any other payment required of Tenant under this Lease on the date such rent or payment is due, (iii) Tenant violates or breaches or fails to keep or perform any covenant, term or condition of this Lease other than those requiring the payment of rent or otherwise requiring Tenant to make payments pursuant to this Lease, or (iv) Tenant or any Guarantor files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for Tenant's or any guarantor's assets, or if Tenant or a guarantor makes an assignment for the benefit of creditors, or if Tenant or a guarantor is adjudicated insolvent, Tenant shall be deemed in default under this Lease. With respect to a default under (ii) above, Tenant shall have five (5) days after written notice of the default to remedy or cure its default. With respect to a default under (iii) above, Tenant shall have twenty (20) days after written notice from Landlord to remedy or cure the default; however, if the default cannot reasonably be cured within such twenty (20) day period, and Tenant commences the cure within the twenty (20) day period, and Tenant thereafter diligently prosecutes the cure to completion in good faith, such twenty (20) day period shall be extended for such period of time as is reasonably necessary for Tenant to cure the default, but in no event more than an additional sixty (60) days. The foregoing notice and cure provisions shall be inclusive of and not in addition to the notices and cure periods provided for in RCW 59.12, as now or hereafter amended, or any legislation in lieu or substitution thereof.

          (b) Remedies. If Tenant defaults and fails to cure the default within the applicable cure period, if any, Landlord shall have the following rights and remedies, at its option, which shall be cumulative and not exclusive, and which shall be in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, or elsewhere in this Lease:
(i) to declare the Lease Term ended and reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; (ii) to cure such default on Tenant's behalf and at Tenant's cost and expense and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in effecting the cure; (iii) without declaring this Lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; (iv) even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

          (c)  Reentry.  If Landlord reenters the Premises under option (iii) of
Section 19(b), Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent thereafter accruing as it becomes due, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant shall be liable for and reimburse Landlord upon demand for all costs and expenses of every kind and nature incurred in retaking possession of the Premises and all other losses suffered by Landlord as a consequence of Tenant's default. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

          (d) Termination. If Landlord elects to terminate this Lease pursuant to the provisions of options (i) or (iv) of Section 19(b), Landlord may recover from Tenant as damages, the following: (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of the Rent loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to, any costs or expenses incurred by Landlord in retaking possession of the Premises, including reasonable attorneys' fees therefor; maintaining or preserving the Premises after such default; preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting; leasing commissions; and any other costs necessary or appropriate to relet the Premises; and (v) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington. As used in items (i) and (ii) of this Section 19(d), the "worth at the time of award" shall be computed by allowing interest at the interest rate specified in Section 6 of this Lease. As used in item (iii) above, the "worth at the time of award" shall be computed by using the then applicable discount rate quoted by the Federal Reserve Bank of San Francisco or its successor. For purposes of this Section 22 only, the term "rent" shall be deemed to be the Base Rent and all Additional Rent and other sums required to be paid by Tenant pursuant to the terms of this Lease.

          (e) Adequate Security. If a petition is filed by or against Tenant or Guarantor under any provision of the Bankruptcy Code or successor act, Tenant agrees that it shall be obligated to post a cash bond with Landlord equal to six
(6) months Base Rent and Additional Rent, to provide Landlord with adequate security for Tenant's performance of its obligations under this Lease.

          (f) Landlord's Remedies Cumulative; Waiver. Landlord's rights and remedies hereunder are not exclusive, but cumulative, and Landlord's exercise of any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or alter, affect or prejudice any other right or remedy which Landlord may have under this Lease or by law or in equity. Neither the acceptance of rent nor any other acts or omissions of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any future time to estop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

     SECTION 20.  Default by Landlord; Lender Protection.

          (a) Default by Landlord. Landlord shall be in default if Landlord fails to perform its obligations under this Lease within twenty (20) days after its receipt of notice of nonperformance from Tenant; provided that if the default cannot reasonably be cured within the twenty (20) day period, Landlord shall not be in default if Landlord commences the cure within the twenty (20) day period and thereafter diligently pursues such cure to completion.

          (b) Notice to Lender. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease unless written notice specifying such default is given to Landlord and to any Lender who has been identified to Tenant in writing as a party to whom notice must be sent. Any Lender of Landlord entitled to notice pursuant to the preceding sentence shall have the right to cure any default on behalf of Landlord within the later of (a) thirty (30) days after receipt of such notice, or (b) thirty (30) days after the expiration of any cure period provided to Landlord pursuant to this Lease; provided, if such default cannot reasonably be cured within such thirty (30) day period, the Lender shall be entitled to such additional time as may be reasonably necessary to cure the default, if within the thirty (30) day period the Lender commences and thereafter diligently pursues the actions necessary for the Lender to cure such default by Landlord (including, if possession of the Premises is necessary to cure the default, commencing such judicial or nonjudicial proceedings as may be necessary for the Lender or a receiver to take possession of the Premises). So long as a Lender is diligently taking the actions reasonably necessary for it to cure Landlord's default, Tenant shall not exercise its remedies for Landlord's default under this Lease.

     SECTION 21. Attorneys' Fees. If either party retains the services of an attorney in connection with enforcing the terms of this Lease, or if suit is brought for the recovery of the Base Rent or Additional Rent due under this Lease or for the breach of any covenant or condition of this Lease or for the restitution of the Premises to Landlord and/or eviction of Tenant during the term of this Lease or after the expiration thereof, the substantially prevailing party therein will be entitled to recover from the other party the substantially prevailing party's reasonable attorneys' fees, witness fees and other court costs incurred in connection therewith.

     SECTION 22. Access by Landlord. Landlord and its agents shall have the right to enter the Premises at any time upon reasonable prior notice to Tenant to examine the same, and to show them to prospective purchasers, lenders or tenants, and to make such repairs, alterations, improvements, additions or improvements to the Premises or Buildings as Landlord may deem necessary or desirable; provided, in an emergency or perceived emergency or to provide normal services (such as janitorial and security services) to the Premises, and no advance notice shall be required. If Tenant is not personally present to permit entry and an entry is necessary in an emergency, Landlord may enter the same by master key or may forcibly enter the same, without rendering Landlord liable therefor. Nothing contained herein shall be construed to impose upon Landlord any duty of repair or other obligation not specifically stated in this Lease. Tenant shall change the locks to the Premises only through Landlord and upon paying Landlord for all costs related thereto.

     SECTION 23. Holding Over. Unless otherwise agreed in writing by Landlord, any holding over by Tenant after the expiration of the term hereof consented to in advance in writing by Landlord shall be construed as a tenancy from month-to-month on the terms and conditions set forth herein, except the Base Rent shall be the Base Rent agreed to by Landlord and Tenant. Any such holdover tenancy may be terminated by either party upon thirty (30) days written notice to the other party. If Tenant fails to surrender the Premises upon the termination of this Lease, without the prior written consent of Landlord, Tenant shall indemnify, defend and hold harmless Landlord from all losses, damages, liabilities and expenses resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant arising out of such failure. Any holding over by Tenant after the expiration of the Lease Term without Landlord's consent shall be deemed a tenancy at will, terminable at any time by Landlord, at a rental rate equal to one and one-half (1-1/2) times the Base Rent and Additional Rent payable by Tenant during the last month rent is payable by Tenant pursuant to this Lease.

     SECTION 24.  Subordination; Estoppel Certificates.

          (a) Subordination. This Lease shall be automatically subordinate to all of Landlord's mortgages, deeds of trust, or ground leases which heretofore and hereafter affect the Premises, the Buildings or the Land, to any and all advances made or to be made thereunder, to the interest on the obligations secured thereby, and to all renewals, modifications, consolidations, replacements or extensions thereof. This subordination shall be self operative, and no further instrument of subordination shall be necessary to effect such subordination; nevertheless, within fifteen (15) days after receiving a written request from Landlord, Tenant shall execute such additional instrument of subordination as may be required by Landlord (or its lenders or ground lessors) if such instrument of subordination provides so long as Tenant is not in default hereunder beyond any applicable cure period in this Lease, Tenant shall have continued enjoyment of the Premises free from any disturbance or interruption by reason of any foreclosure of any such deed of trust, mortgage or the exercise of any remedies by the lessor under any such ground lease. In the event of sale or foreclosure of any such mortgage or deed of trust, or exercise of the power of sale thereunder, or in the event of a transfer in lieu of foreclosure, or in the event a ground lessor acquires the Landlord's interests in the Buildings, Tenant shall attorn to the purchaser (or transferee) of the Buildings at such foreclosure or sale and recognize such purchaser (or transferee) as Landlord under this Lease if so requested by such purchaser (or transferee). Such attornment shall be self operative and no further instruments need be executed to effect such attornment. If any lender elects to have this Lease superior to its mortgage or deed of trust and gives notice of its election to Tenant, then this Lease shall thereupon become superior to the lien of such mortgage or deed of trust, whether this Lease is dated or recorded before or after the mortgage or deed of trust.

          (b) Estoppel Certificates. As a material inducement to Landlord to enter into this Lease, Tenant covenants that it shall, within fifteen (15) days of the receipt thereof, acknowledge and deliver to Landlord an estoppel certificate in such form as may be requested by Landlord from time to time, certifying, to the extent true, that (i) Tenant shall be in occupancy, (ii) this Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, (iii) Base Rent and Additional Rent have been paid only through a certain specified date, (iv) Tenant has no offsets, defenses or claims against Landlord, and (v) such other matters as Landlord may reasonably request. Tenant's failure to deliver an estoppel certificate within the fifteen (15) day period shall be deemed its confirmation of the accuracy of the information supplied by Landlord to the prospective lender or purchaser. Tenant acknowledges and agrees that Landlord and others will be relying and are entitled to rely on the statements contained in such estoppel certificates.

     SECTION 25. Financial Information. Within fifteen (15) days after a written request by Landlord, Tenant will provide Landlord with its most currently issued forms 10-Q, 10-K or 8-K; provided, however, if Tenant has not issued such documents then Tenant shall provide Landlord with its most current financial statement, prepared in accordance with generally accepted accounting principles, consistently applied, or such other accounting practices as may be reasonably acceptable to Landlord, and certified as true and correct by the president or chief financial officer of Tenant. Any such information which is not available to the general public shall be treated confidentially.

     SECTION 26. Liability of Landlord. Tenant shall look solely to rents, issues and profits from the Buildings for the satisfaction of any judgment or decree against Landlord, whether for breach of the terms hereof or arising from a right created by statute or under common law. Tenant agrees that no other property or assets of the Landlord or any partner in Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree; and no partner, shareholder or other holder of an ownership interest in Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over the partnership).

     SECTION 27. Parking. Tenant and its visitors, agents and employees shall be permitted to park in the parking lot serving the Buildings and located on the Land, and Tenant understands that parking spaces shall not be reserved but on a first-in basis; however, Landlord agrees to mark eighteen (18) parking stalls at the south end of the parking lot as reserved for the exclusive use of Tenant and its employees and visitors. Two (2) of such parking stalls shall be located at the south end of the Buildings and shall be marked as reserved for the use of Tenant's retail customers. Tenant acknowledges that Landlord neither accepts nor assumes any responsibility or obligation to exclude from the parking stalls reserved for Tenant's exclusive use the vehicles of persons or entities other than Tenant and its employees and visitors. In addition, Tenant shall not, at any time, park or permit the parking of any vehicles or visitor parking in any part of the parking areas which are restricted or designated as reserved for the exclusive use of any other tenant or tenants of the Buildings, or in driveways, loading areas, access areas, crosswalks, entrance areas, exit areas or in any other manner which would in any way restrict and/or hamper the flow of traffic. In utilizing parking areas and spaces, all vehicles shall be parked at the owner's own risk and it is specifically understood and agreed that the Landlord shall not be liable in any way for any injury to person or property or loss by theft or damage or otherwise of said vehicles or the contents thereof or from any other cause whatsoever. Vehicles may be moved in order to permit Landlord to examine the parking areas and spaces and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable in accordance with and subject to the terms, conditions and covenants of this Lease. Without the prior approval of Landlord, no vehicles may be parked for more than twenty four (24) hours. Landlord reserves the right to tow away any vehicle in violation of the rules or regulations promulgated by Landlord with respect to the parking areas.

     SECTION 28.  Miscellaneous.

          (a) Quiet Enjoyment. If Tenant fully complies with and promptly performs all of the terms, covenants and conditions of this Lease on its part to be performed, it shall have quiet enjoyment of the Premises throughout the Lease Term, subject, however, to matters of record on the day hereof and to those matters to which this Lease may be subsequently subordinated.

          (b) Notices. Any notices required in accordance with any of the provisions herein shall be in writing and delivered personally, or mailed by registered or certified mail to the parties at the addresses set forth in Section l above, or to such other address as a party shall from time to time designate in writing by notice given pursuant to this Section 28(b). If Tenant is a partnership, any notice required or permitted hereunder may be given by or to any one partner thereof with the same force and effect as if given by or to all thereof. If mailed, a notice shall be deemed received three (3) days after the postmark affixed on the envelope by the United States Post Office.

          (c) Successors or Assigns. All of the terms, conditions, covenants and agreements of this Lease shall be binding upon and subject to Section 16 above, benefit Landlord, Tenant and their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise.

          (d) Tenant Authority and Liability. Tenant warrants that this Lease has been duly authorized, executed and delivered by Tenant, and Tenant has the requisite power and authority to enter into this Lease and perform its obligations hereunder. Tenant covenants to provide Landlord with evidence of its authority and the authorization of this Lease upon request. All persons and entities named as Tenant herein shall be jointly and severally liable for Tenant's liabilities, covenants and agreements under this Lease.

          (e) Brokers' Commission. Tenant represents that it has not dealt with any broker, agent or finder in connection with this Lease other than the brokers listed in Section 1 of this Lease, if any, and Tenant agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities, claims and expenses (including attorneys' fees) arising out of or in connection with any claim or demand of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation of this Lease.

          (f) Partial Invalidity. If any court determines that any provision of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (g) Recording. Tenant shall not record this Lease nor a memorandum of this Lease without the prior written consent of Landlord.

          (h) Force Majeure. Neither party shall be deemed in default under this Lease for failing to perform its duties or obligations under this Lease if such failure is due to causes beyond its reasonable control, including but not limited to acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war; provided, nothing in this
Section 28(h) shall limit or otherwise modify or waive Tenant's obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

          (i) Name of Buildings. Landlord may change the name of the Buildings at any time. Any such change shall not require amendment of this Lease or affect in any way Tenant's obligations under this Lease, and except for the name change, all terms and conditions of this Lease shall remain in full force and effect.

          (j) Headings. The section headings used in this Lease are used for purposes of convenience and do not alter or limit in any manner the content of the sections. Whenever appropriate from the context, the use of any gender shall include any other or all genders, and the singular shall include the plural, and the plural shall include the singular.

          (k) Execution by Landlord and Tenant; Approval of Lender. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties have executed this Lease and, if specified in writing by Landlord, until it has been approved in writing by a Lender and fully executed copies have been delivered to Landlord and Tenant. Tenant agrees to make such changes herein as may be reasonably requested by a Lender, so long as such changes do not increase Base Rent and Additional Rent due from Tenant or otherwise materially alter Tenant's rights or obligations hereunder.

          (l) Transportation Management Programs; Recycling. Tenant shall cooperate with Landlord in meeting the objectives and complying with the terms and conditions of any transportation management plan now or hereafter instituted by any governmental authority and applicable to the Buildings. Landlord will provide Tenant with notice of any such transportation plan now or hereafter in effect. In addition, Tenant will cooperate with and participate in any and all recycling programs now or hereafter in place with respect to the Buildings, whether or not governmentally mandated, if all tenants of the Buildings are requested to participate.

          (m) Fully Net Lease. Tenant acknowledges that this Lease is intended to be a "fully net" lease and that Landlord shall have no obligation to make any expenditures in connection with this Lease or to maintain or repair the Premises or any part thereof, except as specifically stated in this Lease, and Landlord shall be entitled to the payment of rent and other sums under this Lease without deduction, expense or charge whatsoever relating to the Premises and the operation, management, use or occupation of the Premises.

          (n) Entire Agreement; Applicable Law. This Lease and the attached exhibits set forth the entire agreement of Landlord and Tenant concerning the Premises and the Buildings, and there are no other agreements or understanding, oral or written, between Landlord and Tenant concerning the Premises or the Buildings. Any subsequent modification or amendment of this Lease shall be binding upon Landlord and Tenant only if reduced to writing and signed by them. This Lease shall be governed by, and construed in accordance with the laws of the State of Washington.

     DATED as of the day and year first indicated above.

                                      LANDLORD:

                                      INTERBAY ONE, L.L.C., a Washington limited liability company


                                      By /s/ Theodore M. Johnson, Jr.

                                         Its  Co-Managing Member

                                      TENANT:

                                      PhotoWorks, INC., a Washington corporation


                                      By /s/ L. Cashmore Bond

                                         Its  Chief Financial Officer

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     On this 4th day of February, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Theodore M. Johnson, Jr., known to me to be the Co-Managing Member of INTERBAY ONE, L.L.C., the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

     WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                                       /s/ Brigitte Koeberle
                                       Signature

                                       Brigitte Koeberle
                                       Print Name
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Auburn.
                                       My commission expires 12-15-00.

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     On this 3rd day of February, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Loran Cashmore Bond, known to me to be the CFO (Interim) of PhotoWorks, Inc., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

     WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                                       /s/ Linda Marie Clay
                                       Signature

                                       Linda Marie Clay
                                       Print Name
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Redmond.
                                       My commission expires 11-7-03.

                                   EXHIBIT A
                                   ---------

                           LEGAL DESCRIPTION OF LAND


Lots 10 through 43, inclusive, Block 113, Gilman's Addition to the City of Seattle, according to the plat thereof recorded in Volume 5 of Plats, Page 93, in King County, Washington;

TOGETHER WITH the north half of vacated West Bertona Street adjoining said Lots 26, 27 and 28;

AND TOGETHER WITH the vacated portion of Thorndyke Avenue adjoining said Lots 28 to 43, and the north half of Bertona Street on the east, vacated by Ordinance No. 75262 which attached to said premises by operation of law;

EXCEPT that portion of said Block 113 and of vacated Bertona Street lying westerly of a line parallel with and 20 feet easterly of the westerly line of said Block 113.

                                  EXHIBIT C-1

                                SHELL CONDITION
                                LANDLORD'S WORK


Landlord shall perform the following work to the Premises, at Landlord's expense, and deliver the Premises in the following condition prior to Commencement Date:

EXTERIOR IMPROVEMENTS

1.  Complete striping of parking lot per site plan.

2.  Touch up paint on exterior walls as required.

3.  Repair/Repaint east windows inside and out.

4. Replace South & West facing windows with new low "E" energy efficient & acoustically designed window system.

5.  Install new main entry doors & windows per plan.

6.  Install new entry doors & windows @ SE corner of Building 1.

7. Install new exterior stair & entry door on West wall for access from Building 1 to West parking area.

8.  Install new security lighting at West wall of Building 1.

INTERIOR IMPROVEMENTS

1. Demising walls complete to roof structure, taped, sanded & ready for tenant paint.

2. Inside face of exterior walls (CMU) to be patched and painted building standard.

3. Ceiling wood decking, beams and existing piping to be painted building standard.

4. Floor repaired and leveled ready to accept Tenant raised flooring system (SMED or equal) and other Tenant finishes/materials where appropriate.

5.  Center columns to have plaster repaired, primed ready for Tenant paint.
6. New guard rail system to be installed along open areas. Design to be compatible with Tenant design and final stair locations.

7. 2 stairs (in each Tenant space if applicable) designed to coordinate with guard rail system and located to work with tenants interior design plan.

8. Provide Men and Women restroom per code as show on plan. Finishes to be compatible with Landlords standard improvements.

HEATING AND AIR CONDITIONING

1. Provide and install a roof mounted multi-unit, gas heat/electric air conditioning system with a fresh air economizer on each unit. Note: system distribution to be provided in Tenant Improvement Work.

2. The HVAC system capacity is designed to provide one unit per approximately 3,400 SF of floor area, one thermostat per unit and one ton of cooling capacity per 350 SF of floor area.

3.  Units to be installed on roof with gas piping complete to tenant gas meter.

4. Electrical disconnect provided on unit for connection to tenant electric panel.

5.  Supply and return plenums to be stubbed through roof.

ELECTRICAL & TELEPHONE SYSTEM

1. Electrical power for tenant available at a buss duct located in common electrical room to supply tenant meter and service of 110/208 volt 3 phase power to tenant panel(s). Design capacity as follows:

    Lighting          1.2 Watts/SF
    PC's              2.0 Watts/SF
    Non-PC's          1.0 Watts/SF
    Other/Future      0.5 Watts/SF
    HVAC Equipment    8.0 Watts/SF
      Total          12.7 Watts/SF

2. Building standard fluorescent light fixtures (4 foot, 2 tube) above and below mezzanine to provide for typical office lighting levels in an open office configuration, connected to tenant panel.

3. Building standard halide fixtures providing indirect up-lighting in all high-bay areas of building, based on an open office plan, connected to tenant panel.

4.  Exit signs where required per base building permit.

5. Telephone closet provided in common area for termination of U.S. West main service to building and ready for tenant to extend to tenants premises.

                                                                       EXHIBIT C

                               INTERBAY BUILDING
                               -----------------
                                   WORKLETTER
                                   ----------


     This Workletter is attached to and made a part of that certain Lease between INTERBAY ONE, L.L.C. ("Landlord"), and PhotoWorks, INC. ("Tenant"). The purpose of this Workletter is to set forth how the tenant improvements to the Premises are to be constructed and designed, who will be responsible for constructing and designing the tenant improvements, and who will pay for the tenant improvements. Landlord and Tenant agree as follows:

     1. Defined Terms. Unless the context otherwise requires, terms used in this Workletter shall have the same meanings as such terms in the Lease. The following capitalized terms shall have the meanings set forth below.

          "Architect" means a licensed architect selected by Landlord and reasonably acceptable to Tenant.

          "Business Day" means any day other than a Saturday, Sunday or other day on which United States national banks in Seattle, Washington are authorized or required by law to be closed for business.

          "Construction Allowance" means $174,240.00. The Construction Allowance shall be used only to pay for actual Costs of the Work, except as otherwise provided for in this Workletter.

          "Construction Contract" means the contract between Landlord and Contractor for the construction and installation of the Tenant Improvements.

          "Contractor" means a licensed general contractor selected by Landlord for purposes of completing the Tenant Improvements.

          "Costs of the Work" means all costs of completing the Work, including the Contractor's fees and profits, a construction management fee to Landlord equal to five percent (5%) of all other Costs of the Work, sales taxes, the fees and charges of Architect's and other design professionals, insurance premiums, permit fees, utilities, and all other costs incurred by Landlord or Tenant in connection with the construction of the Tenant Improvements.

          "Interior Drawings" means all plans, specifications and drawings necessary to construct the Tenant Improvements to the Premises, which shall include all construction documents, and mechanical, electrical and plumbing drawings necessary to construct the Tenant Improvements, which Interior Drawings shall be prepared, subject to Landlord's approval, in accordance with Paragraph 2 of this Workletter.

          "Ready for Occupancy" or "Substantial Completion" means complete to the extent that Tenant may reasonably use and occupy the Premises for the purpose for which the same were intended, subject to minor details of construction and mechanical adjustments that remain to be completed by Landlord, as evidenced by issuance of a Standard AIA Certificate of Substantial Completion executed by the Architect and issuance of a certificate of occupancy (or other governmental approval permitting the occupancy of the Premises by Tenant) by the local governmental authority.

          "Shell Condition" means the condition of the Premises prior to the installation of the Tenant Improvements, as more particularly described on Exhibit C-1 attached.

          "Tenant Improvements" means those certain improvements to the Premises over and above the Shell Condition, described in the Interior Drawings as the same may be modified pursuant to Paragraph 5 below, including all items of Work, including labor and materials, that are utilized directly or indirectly in altering, repairing, improving, adding to, modifying or otherwise changing the Premises.

          "Tenant's Representative" means the individual designated by Tenant as its tenant improvement representative pursuant to Paragraph 7 of this Workletter.

          "Work" means the design, permitting and construction of the Tenant Improvements in accordance with the Interior Drawings.

     2.   Preparation and Approval of Interior Drawings.

          (a) Landlord shall cause the Interior Drawings to be prepared by Architect and submitted to Tenant on or before ___________________. Landlord shall provide (or cause Architect to provide) Tenant with a complete set of the Interior Drawings for Tenant's review and approval. Tenant shall have two (2) Business Days after receiving the Interior Drawings to approve the Interior Drawings, or disapprove them and provide Landlord with its comments. If Tenant disapproves the Interior Drawings, Landlord shall promptly after receiving Tenant's comments to cause Architect to revise and resubmit the Interior Drawings to Tenant. Tenant shall have two (2) Business Days after receiving the revised Interior Drawings to either approve the revised Interior Drawings, or disapprove the revised Interior Drawings and provide Landlord with its comments. The process outlined in the preceding two sentences shall be repeated until Landlord and Tenant have mutually agreed on the Interior Drawings; provided, however, if after two revisions to the Interior Drawings pursuant to this Paragraph 2(a), Landlord and Tenant have not agreed upon the Interior Drawings, Landlord may terminate the Lease by written notice to Tenant, the Deposit shall be returned to Tenant and thereafter neither party will have any liabilities or obligations to the other party.

          (b) Tenant understands Landlord's review and approval of the Interior Drawings pursuant to this Workletter are solely to protect the interests of Landlord, and Landlord shall not be the guarantor nor responsible for the correctness of the Interior Drawings, or responsible for the compliance of the Interior Drawings with applicable law.

          (c) Architect shall obtain all necessary permits, licenses and approvals necessary for the construction of the Tenant Improvements. Landlord shall be responsible for paying all costs and charges of Architect in connection with the Work including preparing and revising the Interior Drawings and applying for and obtaining necessary permits, licenses and approvals.

     3.   Construction of Tenant Improvements.

          (a) Promptly after Landlord and Tenant have reached agreement on the Interior Drawings, Landlord will enter into the Construction Contract with Contractor and will cause the Tenant Improvements to be constructed in accordance with the Interior Drawings, as the same may be revised in accordance with Paragraph 5 below.

          (b) Prior to executing the Construction Contract, Landlord will provide Tenant with the final construction budget of the Contractor for the Work. If the estimated Costs of the Work (based on the executed Construction Contract) exceed the amount of the Construction Allowance, Landlord will so notify Tenant, and Tenant shall deposit the amount of the difference with Landlord within five (5) Business Days after receiving such notice. Landlord will pay the Costs of the Work from any funds so deposited by Tenant prior to using any of the Construction Allowance. After any such funds deposited by Tenant with Landlord have been used, Landlord will pay for the Costs of the Work with the Construction Allowance until the full amount of the Construction Allowance (and any portion of the Additional Allowance which Tenant has elected to use) has been disbursed by Landlord. Thereafter, Tenant shall pay for all remaining Costs of the Work, within five (5) Business Days after written notice from Landlord of the amount due from Tenant. At the option of Landlord, amounts payable by Tenant pursuant to this paragraph shall be paid directly to Contractor or such other party as Landlord may designate in writing.

     4.   Acceptance of the Premises.

          (a) Landlord will notify Tenant when the Tenant Improvements are Ready for Occupancy. Within two (2) Business Days after receiving such notice, and prior to move-in of any furniture, fixtures or equipment, Tenant shall inspect the Premises for any deficiencies in the Work. A "punchlist" of all the deficiencies in the Work shall be prepared and agreed upon by both Landlord and Tenant. Landlord will correct defective items stated in the punchlist which are the responsibility of Landlord or the Contractor. If Tenant does not so provide Landlord with a punchlist prior to occupying the Premises, Tenant shall be deemed to have accepted the Premises and the Tenant Improvements in their then present condition, except for latent defects not reasonably discoverable upon an inspection of the Premises. The existence of minor punchlist items shall not postpone the Commencement Date of the Lease or result in a delay or abatement of Tenant's obligation to pay rent or give rise to a damage claim against Landlord. Landlord agrees to complete all punchlist items which are Landlord's or the Contractor's responsibility within forty five (45) days after receiving the final punchlist (or longer if reasonably necessary).

          (b)  Notwithstanding the estimated Commencement Date set forth in
Section 1 of the Lease, Tenant's obligation for the payment of rent under the Lease shall not commence until the Premises are Ready for Occupancy; however, if Substantial Completion of the Tenant

Improvements is delayed because of delays caused by Tenant, then Tenant's obligation to pay rent under the Lease, and the Lease Term, shall commence on the date the Premises would have been Ready for Occupancy except for the delays caused by Tenant, as reasonably determined by Architect. The phrase "delays caused by Tenant" means any delay that Landlord may encounter in the performance of the Work as a result of (i) delays resulting from changes in or additions to the Interior Drawings or the Tenant Improvements which are requested by Tenant;
(ii) delays by Tenant in the timely submission of information (including the Interior Drawings) required of Tenant pursuant to this Workletter, or the giving of authorizations or approvals within any time limits set forth in this Workletter; (iii) delays due to the postponement of any of the Work at the request of Tenant; or (iv) delays otherwise attributable to the acts or omissions of Tenant or its employees, agents or contractors, other than delays in the Work requested by Landlord.

          (c) If the entire Construction Allowance is not used to pay for Costs of the Work, the unused amount may be used to reimburse Tenant for costs actually incurred by Tenant in moving its furniture, fixtures and equipment to the Premises, and the remainder, if any, will be credited against the Base Rent and Additional Rent payable by Tenant for the third (3rd) full calendar month of the Lease Term so long as Tenant is not then in default under this Lease.

     5. Changes in Work. Tenant shall have the right to request, in writing, changes to the Interior Drawings and to the Work, subject to Landlord's prior approval. Landlord shall notify Tenant in writing of any additional costs and any construction delays attributable to such change and whether or not Landlord approves or disapproves of the requested change. Landlord may condition its approval of any change on receipt of written confirmation from Tenant within three (3) Business Days after receiving Landlord's notice, that Tenant will pay the additional cost of making the change and any costs Landlord will incur as a result of any delays. If Tenant fails to deliver Landlord written notice that it still desires the requested change within such three (3) Business Day period, Tenant shall be deemed to have withdrawn its request for the change.

     6. Early Entry. With Landlord's prior written approval, Tenant and Tenant's contractors shall have the privilege of entering into the Premises prior to the Substantial Completion of the Tenant Improvements for purposes of cable, telephone and furniture installation; provided that such entry or work does not interfere with the construction of the Tenant Improvements by Contractor. All of the terms and provisions of the Lease (including those in Sections 14 and 15) shall be applicable upon such early entry, except for those provisions applicable to the commencement of the Lease Term and the payment of Base Rent and Tenant's Share of Operating Expenses and Property Taxes pursuant to Section 5 of the Lease. Tenant shall be responsible for any damages to the Building or the Premises caused by Tenant or Contractor as a result of such early entry.

     7. Tenant Improvement Representative. Prior to the commencement of the Work, Tenant shall designate in writing one individual who shall be the Tenant's Representative during the Work. Landlord and Contractor shall be entitled to rely on the decisions of such person regarding the Work (and the decisions of such person shall be binding upon Tenant) until Landlord and Contractor have received written notice from Tenant that such person's authority has been revoked.

     8. Additional Provisions. This Workletter and the exhibits attached hereto set forth the entire agreement of Landlord and Tenant with respect to the completion of the Work. Neither this Workletter nor any of the provisions contained in this Workletter may be changed or waived, except by a written instrument signed by both parties. To the extent any of the terms or conditions of this Workletter conflict with any of the terms or conditions of the Lease, this Workletter shall control.

                                   EXHIBIT D
                                   ---------

                            INTERBAY BUILDING SIGNS,
                              RULES & REGULATIONS


1. Exterior Signs. Tenant has the right to maintain one sign advertising its business on the exterior of the Premises. Prior to the fabrication or installation of any sign, Tenant must submit sign specifications and drawings to Landlord for Landlord's review and written approval, which approval shall not be unreasonably withheld. Landlord encourages quality signage on this property and reserves the right in its sole judgment to reject any signage that does not meet Landlord's standards for approval. The fabrication, installation and permits for this exterior sign shall be at Tenant's sole expense.

2. Exterior Entry Signage; Signage on the glass adjacent to Tenant's major entrance shall be provided by Landlord at Landlord's expense (in vinyl) per sufficient artwork provided by Tenant.

3.   Non-Approved Signs;   Any signs which have been installed without consent
     by Landlord may be removed by Landlord and Tenant shall be responsible for the cost of the removal and any necessary repairs to the building.

4. Window Coverings; Tenant's use of window coverings (if any) shall be limited to a levelor-type blind or alternate material provided however, the color and material are first approved in writing by Landlord.

5. Trash: Tenant shall provide a dumpster or dumpsters for trash and shall place no trash outside of the building except in such dumpster. Dumpsters shall be placed in such places as approved in writing by Landlord.

6. Outside Storage; No storage of materials, equipment or truck trailers is permitted outside of the building.

7. Obstructions: The sidewalk, exits, entrance, parking lot and driveways shall not be obstructed by Tenant or used for any purpose other than that intended.

8. Locks: Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows without written consent of Landlord.

9. Floor Loading/Defacing; Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

10. Communication Wiring; Landlord will direct Tenant's technicians as to where and how telephone, computer and other communication wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephone and computer equipment affixed to the Premises shall be subject to the approval of Landlord.

11. Smoking; The Interbay Building is a NON-SMOKING environment. Smoking is restricted to areas outside of the building, designated for smoking by the Landlord, and away from primary building entries.